SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 6, 2002

                         LUCAS EDUCATIONAL SYSTEMS, INC.
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               (Exact name of Registrant as Specified in Charter)


          Delaware                      0-24374                  62-1690722
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(State of Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                Flat K, 12/F., International Industrial Centre,
                      2-8 Kwei Tei St. Fo Tan Shatin N.T.
                                    Hong Kong
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code
                                                  ------------------------------

Item 1. Changes in Control of Registrant.

Lucas Educational Systems, Inc. (the "Registrant") entered into a Share Exchange Agreement, dated as of November 6, 2002 (the "Exchange Agreement") by and among the Registrant, Halter Capital Corporation, a Texas corporation, Kevin Halter and Fang Dehou ("Dehou"), Li Ming ("Ming") and Lui Lingxiao ("Lingxiao") (Dehou, Mind and Lingxiao are herein referred to collectively, as the "Intsys
Shareholders"). Pursuant to the Exchange Agreement, on November 6, 2002 (the "Closing Date"), the Registrant acquired (the "Acquisition") from the Intsys Shareholders all of the issued and outstanding capital stock of Intsys Share Limited, a British Virgin Islands corporation ("Intsys"). As consideration for the shares of Intsys, the Registrant issued 40,000,000 shares of common stock to certain designees of the Intsys Shareholders. The consideration for the Acquisition was determined through arms length negotiations between the management of the Registrant and the Intsys Shareholders.

On the Closing Date, Mr. Kevin B. Halter and Mr. Kevin Halter, Jr. resigned from the board of directors and Mr. Jinquiang Zhang, Mr. Guangwei Liang, Mr. Liechong Li, Mr. Xinan Hu and Mr. Ming Li each became members of the board of directors of the Registrant. The newly elected directors then appointed Mr. Zhang as Chairman of the Board, Mr. Liang as Vice Chairman of the Board and Chief Executive Officer, Mr. Li as Chief Operational Officer, Ms. Pang as Chief Financial Officer and Mr. Jianguo Cheng as the Corporate Secretary.

The following table sets forth certain information with respect to the beneficial ownership of the outstanding shares of common stock held by the Registrant's directors, executive officers, each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group. The percentage ownership is based on 40,192,062 shares outstanding. Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:


                                         Total Number
           Name/Title                      of Shares        Percentage Ownership

Jinquiang Zhang, Chairman                  3,359,206              8.36%
Guangwei Liang, Vice Chairman, CEO         2,787,100              6.93%
Fungming Pang, CFO                                 -                -
Jianguo Cheng, Secretary                           -                -
Ming Li, COO, Director                        53,226              0.13%
Liechong Li, Director                      2,597,948              6.46%
Xinan Hu, Director                         1,854,042              4.61%
All Directors and Executive Officers       8,738,254              21.7%
(5 persons)


Item 2. Acquisition or Disposition of Assets.

The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

As described in Item 1 above, pursuant to the Exchange Agreement, the Registrant acquired all of the issued and outstanding capital stock of Intsys. In consideration therefor, the Registrant issued 40,000,000 shares of common stock to certain designees of the Intsys Shareholders.

Until the Closing Date, the Registrant had only nominal assets and liabilities and no business operations. As a result of the Acquisition, the Registrant will continue the business operations of Intsys. Intsys owns 65.4% of Shenzhen Digitainment Co., Ltd. ("SDCL"). SDCL is headquartered in China and is engaged in the development of entertainment and amusement products, 4D cylindrical screen systems, digital video, intelligent weak or low current engineering, theme sites projects and the exploitation, design and production of computer systems integration projects.

Item 5. Other Events.

The Registrant has moved its principal executive offices from 2591 Dallas Parkway, Suite 102, Frisco, TX 75034 to Flat K, 12/F., International Industrial Centre, 2-8 Kwei Tei St. Fo Tan Shatin, N.T. Hong Kong.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

         a)       Financial Statements of Businesses Acquired.

         b)       Pro Forma Financial Information.

                  The financial statements required by (a) and (b) of this Item 7, will be filed by an amendment to this Form 8-K on or before January 20, 2003.

         (c)      Exhibits.

4.1      Registration Rights Agreement, dated November 5, 2002
4.2      Stock Purchase Agreement, dated November 4, 2002
4.3      Stock Purchase Agreement, dated October 16, 2002
10.1     Share Exchange Agreement, dated November 6, 2002
99.1     Press Release, dated November 8, 2002

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 LUCAS EDUCATIONAL SYSTEMS, INC.

Date:    November 14, 2002                       By:  /s/ Guangwei Liang
                                                    ----------------------------
                                                 Name: Guangwei Liang
                                                 Title:  Chief Executive Officer